UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2022

Kalera Public Limited Company

(Exact name of registrant as specified in its charter)

Republic of Ireland	001-41439	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kalera Public Limited Company

7455 Emerald Dunes Dr., Suite 2100

Orlando, FL, 32822

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +1 407 559 5536

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.0001 par value	KAL	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one Ordinary Share for $11.50 per share	KALWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 21, 2022, Kalera Public Limited Company (the “Company”) received notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Staff had determined to delist the Company’s securities unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). The Staff’s determination was based upon the Company evidencing a closing bid price of less than $1 per share for the preceding thirty consecutive trading days, in contravention of Nasdaq Listing Rule 5550(a)(2), and less than $0.10 per share for the preceding ten consecutive trading days, in contravention of Nasdaq Listing Rule 5810(3)(A)(iii).

The Company has requested an appeal of the delisting determination by requesting a hearing before the Panel to stay the suspension of the Company’s securities and the filing of a Form 25-NSE with the SEC to remove the Company’s securities from listing and registration on Nasdaq, and intends to timely request a further stay of any additional action by Nasdaq pending the issuance of a decision by the Panel and the expiration of any extension the Panel may grant to the Company following the hearing. There are no assurances that a stay will be granted or that a favorable decision will be obtained.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2022	KALERA PUBLIC LIMITED COMPANY

	By:	/s/ Fernando Cornejo
	Name:	Fernando Cornejo
	Title:	Chief Financial Officer